UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2008

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Joanne L. Bober, J. C. Penney Company, Inc.’s (“Company”) Executive Vice President, General Counsel and Secretary, has decided to retire effective March 31, 2008 from that position in order to serve on outside boards and pursue community service, teaching and other areas of interest. At the Company’s request, she will continue as an employee in an Of Counsel role, serving at the pleasure of the Company’s Chairman and Chief Executive Officer (“CEO”), to provide legal advice to senior officers of the Company on specific projects. In that role, she will continue to receive her base salary.

(e)  (1) 2007 Incentive Compensation Awards, 2008 Base Salaries, 2008 Target Incentive Opportunity Percentages, and 2008 Equity Awards. Pursuant to the J. C. Penney Corporation, Inc. Management Incentive Compensation Program (“Incentive Program”), annual cash incentive compensation is awarded to eligible associates based upon the achievement of pre-set performance goals. For the Company’s “named executive officers” identified in the Summary Compensation Table of the Company’s Proxy Statement, incentive compensation payouts for 2007 were based (i) 50% on total Company sales and operating profit from continuing operations, and (ii) 50% on the named executive officer’s individual performance. To receive any award under the Incentive Program, however, the Company had to achieve a minimum level of operating profit performance. Based on the Company’s fiscal 2007 operating profit result, the Incentive Program payment amount for fiscal 2007 was zero.

On March 7, 2008, the Human Resources and Compensation Committee of the Board of Directors determined the 2008 base salaries, the 2008 target incentive opportunity percentages under the Incentive Program, and the 2008 equity award values for the Company’s named executive officers other than the CEO, which are set forth in the table below. For 2008, the Committee determined that the named executive officers’ equity values should be delivered half in the form of stock options, one-quarter as performance-based restricted stock units, and one-quarter as time-based restricted stock units. In accordance with the Committee’s equity award grant policies, the annual grant of equity awards will be effective on March 12, 2008.

As previously reported in the Company’s Current Report on Form 8-K dated February 26, 2008, the 2008 compensation arrangements for the CEO were determined by the independent members of the Board of Directors on February 27, 2008.

Named Executive Officer (excluding CEO)	2008 Base Salary	2008 Target Incentive Award Opportunity (% of base salary)	2008 Equity Awards
			Stock Options ($)	Performance Units ($)	Time-Based Restricted Stock Units ($)
Robert B. Cavanaugh Executive Vice President, Chief Financial Officer	$700,000	75%	$725,000	$362,500	$362,500
Ken C. Hicks President and Chief Merchandising Officer	$900,000	100%	$1,657,500	$828,750	$828,750
Michael T. Theilmann Executive Vice President, Chief Human Resources and Administration Officer	$600,000	75%	$632,500	$316,250	$316,250
Joanne L. Bober Executive Vice President, General Counsel and Secretary	$500,000	N/A	N/A	N/A	N/A

For 2008, the independent members of the Board have modified the structure of the Incentive Program to provide that each component of the award (sales, operating profit, and individual performance) will have a separate payout. The sales and operating profit payouts will be determined in accordance with the respective matrices for such components. The individual component will be funded at the discretion of the CEO for participants who are not executive officers. The Human Resources and Compensation Committee of the Board has discretion over the funding of the individual component for executive officers and the independent members of the Board have discretion over the funding of the individual component for the CEO.

These determinations will be discussed in the Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

(2) Forms of Grant Notice. The Company has updated its Forms of Notice of Grant to be used in connection with grants of stock options and performance-based restricted stock units under the Company’s 2005 Equity Compensation Plan, and has adopted a new Form of Notice of Grant to be used in connection with grants of time-based restricted stock units under such plan. Copies of the respective Forms of Notice of Grant are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01(d)    Financial Statements and Exhibits

Exhibit 10.1	Form of Notice of Grant of Stock Options under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan

Exhibit 10.2	Form of Notice of Restricted Stock Unit Grant under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan

Exhibit 10.3	Form of Notice of 2008 Performance Unit Grant under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Michael T. Theilmann
Michael T. Theilmann
Executive Vice President,
Chief Human Resources and
Administration Officer

Date: March 7, 2008

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1        Form of Notice of Grant of Stock Options under the J. C. Penney Company,
               Inc. 2005 Equity Compensation Plan

Exhibit 10.2        Form of Notice of Restricted Stock Unit Grant under the J. C. Penney
Company, Inc. 2005 Equity Compensation Plan

Exhibit 10.3        Form of Notice of 2008 Performance Unit Grant under the J. C. Penney
Company, Inc. 2005 Equity Compensation Plan